 EXHIBIT 99.2

AGREEMENT OF JOINT FILING

In accordance with Rule 13d-1(k), promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing on behalf of each of them of a Statement on Schedule 13G, and any amendments thereto, with respect to the Common Stock of Macy’s, Inc. and that this Agreement may be included as an Exhibit to such filing.

Each of the undersigned parties represents and warrants to the others that the information contained in any amendment thereto about it will be true, correct and complete in all material respects and in accordance with all applicable laws. Each of the undersigned parties agrees to inform the others of any changes in such information or of any additional information which would require any amendment to the Schedule 13G and to promptly file such amendment.

Each of the undersigned parties agrees to indemnify the others for any losses, claims, liabilities or expenses (including reasonable legal fees and expenses) resulting from, or arising in connection with, the breach by such party of any representations, warranties or agreements in this Agreement.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

IN WITNESS WHEREOF, each of the undersigned hereby executes this Agreement as of February 16, 2021

AMERICAN INTERNATIONAL GROUP, INC.

By	/s/ Geoffrey N. Cornell
Name:	Geoffrey N. Cornell
Title:	Vice President

AIG CAPITAL CORPORATION

By	/s/ Justin Caulfield
Name:	Justin Caulfield
Title:	Treasurer

AIG DECO FUND I, LP

By: AIG DECO Fund I GP, LLC, its General Partner

By: AIG Fund GP Holdings, LLC, its Managing Member

By: AIG Capital Corporation, its Managing Member

By: AIG Asset Management (U.S.), LLC, its investment advisor

By:	/s/ Matthew Laermer
Name:	Matthew Laermer
Title:	Managing Director

AIG DECO Fund I GP, LLC

By: AIG Fund GP Holdings, LLC, its Managing Member

By: AIG Capital Corporation, its Managing Member

By: AIG Asset Management (U.S.), LLC, its investment advisor

By:	/s/ Matthew Laermer
Name:	Matthew Laermer
Title:	Managing Director

AIG Fund GP Holdings, LLC

By: AIG Capital Corporation, its Managing Member

By: AIG Asset Management (U.S.), LLC, its investment advisor

By:	/s/ Matthew Laermer
Name:	Matthew Laermer
Title:	Managing Director

SAFG RETIREMENT SERVICES, INC.

By	/s/ Christine A. Nixon
Name:	Christine A. Nixon
Title:	Senior Vice President

AIG LIFE HOLDINGS, INC.

By	/s/ Christine A. Nixon
Name:	Christine A. Nixon
Title:	Senior Vice President

AGC LIFE INSURANCE COMPANY

By	/s/ Christine A. Nixon
Name:	Christine A. Nixon
Title:	Senior Vice President

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

By	/s/ Christine A. Nixon
Name:	Christine A. Nixon
Title:	Senior Vice President

AMERICAN GENERAL LIFE INSURANCE COMPANY

By	/s/ Christine A. Nixon
Name:	Christine A. Nixon
Title:	Senior Vice President

SUNAMERICA ASSET MANAGEMENT, LLC

By	/s/ Matthew Hackethal
Name:	Matthew Hackethal
Title:	Vice President, Chief Compliance Officer